EXHIBIT 10.6

AMENDED AND RESTATED SUBORDINATION AND STANDBY AGREEMENT

    THIS AMENDED AND RESTATED SUBORDINATION AND STANDBY AGREEMENT (this “Agreement”), dated as of February 22, 2024 (the “Effective Date”), between LIVE OAK BANKING COMPANY, a North Carolina banking company, having an office at 1741 Tiburon Drive, Wilmington, North Carolina 28403 (the “Lender”); CASTELLUM, INC., a Nevada corporation with an address at 1934 Old Gallows Road, Suite 350, Vienna, Virginia 22182 (“Castellum”), SPECIALTY SYSTEMS, INC., a New Jersey corporation with an address at 1451 Route 37 West, Toms River, New Jersey 08755 (“SSI”), CORVUS CONSULTING, LLC, a Delaware limited liability company dba CORVUS DEFENSE CONSULTING LLC with an address at 1934 Old Gallows Road, Suite 350, Vienna, Virginia 22182 (“Corvus”), MAINNERVE FEDERAL SERVICES, INC., a Delaware corporation with an address at 1934 Old Gallows Road, Suite 350, Vienna, Virginia 22182 (“MFS”) and GLOBAL TECHNOLOGY AND MANAGEMENT RESOURCES, INC., a Maryland corporation with an address at 44145 Airport View Drive, Suite 102, Hollywood, Maryland 20636 (“GTMR” and, together with Castellum, SSI, Corvus, and MFS, collectively, the “Borrower”); and EMIL KAUNITZ, an individual with an address at 242 Oval Road, Manasquan, New Jersey 08736 and WILLIAM CABEY, an individual with an address at 1011 Gowdy Avenue, Point Pleasant Beach, New Jersey 08742 (collectively, the “Standby Creditor”).

    PRELIMINARY STATEMENT. The Lender (i) made a term loan (the “Term Loan”) to the Borrower (not including GTMR) in the principal amount of Four Million and 00/100 Dollars ($4,000,000.00), as evidenced by that certain Term Loan Promissory Note for such amount dated August 11, 2021 (the “Term Loan Note”), pursuant to a Loan and Security Agreement between the Lender and said Borrower (the “Term Loan Agreement”), and (ii) made available to Borrower (not including GTMR) a revolving line of credit facility (the “Original LOC”) in the principal amount not to exceed Nine Hundred Fifty Thousand and 00/100 Dollars ($950,000.00), as evidenced by that certain Revolving Line of Credit Promissory Note for such amount dated March 28, 2022.

    Lender has agreed to make available to Borrower a new revolving line of credit in the maximum principal amount of Four Million and 00/100 Dollars ($4,000,000.00) (the “Replacement LOC” and, together with the Term Loan, each a “Credit Facility” and collectively the “Credit Facilities”), subject to the terms and conditions set forth in a Loan and Security Agreement of even date herewith between Borrower and Lender (the “Replacement LOC Loan Agreement” and, together with the Term Loan Agreement, each a “Loan Agreement” and collectively the “Loan Agreements”), which Replacement LOC will be used, in part, to refinance, and shall take the place of the Original LOC. The Replacement LOC is evidenced by that certain Revolving Line of Credit Promissory Note for such amount dated of even date herewith (the “Replacement LOC Note” and, together with the Term Loan Note, each a “Note” and collectively the “Notes”).

    Castellum is required to pay to the Standby Creditor an Earnout Payment, as such term is defined, and subject to the terms and conditions set forth in Section 2.8 of that certain Agreement and Plan of Merger, made and entered into as of August 12, 2021 (“Merger Agreement”), by, between and among Castellum, Standby Creditor, and the other parties named therein.

    Pursuant to and in accordance with that certain letter agreement, dated February 15, 2024, a copy of which is attached hereto as Exhibit A, the total remaining Earnout Payment, in the amount of Five Hundred Forty Thousand and 00/100 Dollars ($540,000.00), is being paid in
Subordination and Standby Agreement

monthly installments of Twenty Thousand and 00/100 Dollars ($20,000.00) each, plus interest at the rate of five percent (5%) per annum.

    In order to induce the Lender to make available to Borrower the Replacement Line of Credit, the Lender requires that the Borrower and Standby Creditor shall have executed and delivered this Agreement.

    NOW, THEREFORE, in consideration of the Obligations defined below and the Collateral securing same, and in order to induce the Lender to make available to Borrower the Replacement Line of Credit, the Standby Creditor, the Lender and the Borrower hereby agree as follows:

    SECTION 1. Definitions.

    “Claim” means (i) any demand, maturity or acceleration of the Obligations or the Earnout Payment, (ii) any enforcement of any rights or remedies following a default under the Obligations or the Earnout Payment, (iii) any imposition of default interest, late fees or penalties with respect to the foregoing or (iv) any demand, claim, proceeding, litigation, judgment, award, order or other disposition with respect to the foregoing.

    “Collateral” shall have the meaning set forth in the Loan Agreements, and includes, inter alia, substantially all of the personal property of each Borrower.

    “Lender’s Cure Rights” means, if Borrower defaults with respect to the payment of the Earnout Payment, and such default continues without cure beyond any notice requirement or cure period provided to Borrower under the Merger Agreement or otherwise, Standby Creditor shall provide written notice to Lender and a 30 day period to cure such Borrower default.

    “Lien” shall have the meaning set forth in the Loan Agreements.

    “Loan Documents” shall have the meaning set forth in the Loan Agreements.

    “Obligations” means the Credit Facilities together with all liabilities and obligations of each Borrower to the Lender, now or hereafter existing under the Loan Agreements, the Notes and the Loan Documents, as same may be amended, modified or renewed from time to time.

    “Permitted Payment” means the payment of a regularly scheduled installment of the Earnout Payment, together with interest not to exceed five percent (5%) per annum, provided that if a Default or Event of Default exists under the Loan Agreements (or either one of them), no payments from any Borrower or person acting on behalf of Borrower may be paid to or received by Standby Creditor with respect to the Earnout Payment.

    “Standby Default” means Borrower’s default with respect to the payment of the Earnout Payment, which default continues without cure beyond (i) any notice requirement or cure period afforded to Borrower under the Merger Agreement or otherwise, and (ii) the expiration of Lender’s Cure Rights.

    “Standby Period” means a period of 180 days, commencing on the date that a Standby Default exists.

    “Standby Violation” means a breach by Standby Creditor of the provisions of this Agreement.

Subordination and Standby Agreement

    “Standby Violation Date” means five (5) days after written notice of Standby Violation from Lender to Standby Creditor.

    SECTION 2. Representations and Warranties. The Borrower and the Standby Creditor each represents and warrants:

    (a)    That as of the date hereof, the total principal amount of the Earnout Payment does not exceed the amount set forth above;

    (b)    That no part of the Earnout Payment (and any support or security therefor) is evidenced by any document, instrument, security or other writing other than the Merger Agreement;

    (c)    That the Standby Creditor has not previously assigned or transferred any of the Earnout Payment, or any interest therein;

    (d)    That the Standby Creditor has not previously given any subordination in respect of any portion of the Earnout Payment;

    (e)    That the Earnout Payment is not supported by any guarantee from any person or party; and

    (f)    That the Earnout Payment is unsecured.

    SECTION 3. Set Off. With respect to any set-off rights against the Earnout Payment, the Borrower and the Standby Creditor acknowledge and agree that they shall not exercise any right of set off during the occurrence of any Default or Event of Default under the Loan Agreements (or either one of them).

    SECTION 4. Acceleration of Earnout Payment. In the event that the Earnout Payment is declared due and payable pursuant to a Claim or otherwise (whether as a result of acceleration, required payment or otherwise), then, subject to Section 27 of this Agreement, the Lender shall be entitled to receive payment in full of the Obligations before the Standby Creditor shall be entitled to receive any payment, directly or indirectly, on account of principal, interest, fees, expenses or premiums due thereon.

    SECTION 5. Permitted Payments. Provided no Default or Event of Default (as defined in the Loan Agreement) exists, the Borrower shall be permitted to make Permitted Payments. Notwithstanding the foregoing, if any Default or Event of Default exists under the Loan Agreement, neither the Borrower nor any person acting on its behalf shall pay, and the Standby Creditor shall not take, accept or receive from the Borrower or any person acting on its behalf, directly or indirectly, any payments (whether in cash or other property, by way of set-off or in any other manner, including without limitation, from or by way of any Collateral) for or on account of any amount due and payable on account of the Earnout Payment, whether for principal, interest, fees, premiums, expenses or otherwise.

    SECTION 6. Standstill. Subject to Section 27 of this Agreement, Standby Creditor shall not enforce any rights or remedies it has or may claim to have against Borrower or any Collateral until Lender has been paid in full on all Obligations. Lender shall have the right but not the obligation to make any payment in connection with Borrower default with respect to the Earnout Payment, and notwithstanding anything to the contrary, such payment by Lender shall be deemed to have cured the default in connection with such payment. Notwithstanding the provisions of Section 27 of this Agreement, any security interest (if any) of, or judgment or other
Subordination and Standby Agreement

Claim obtained by, Standby Creditor against any Borrower shall be subject and subordinate at all times to the Liens, security interests and Claims of the Lender.

    SECTION 7. Rights Upon Insolvency. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, dissolution or other similar proceedings in connection therewith, relative to any Borrower or to its creditors, as such, or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the Lender shall be entitled to receive payment in full of all of the Obligations before the Standby Creditor shall be entitled to receive any payment on account of principal, interest, compensation, expense, fee or premium due with respect to the Earnout Payment and to that end the Lender shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities or by way of set-off, which may be payable or deliverable in any such proceedings in respect of the Earnout Payment.

    SECTION 8. Standby Creditor as Trustee. Should any payment or distribution or security or proceeds therefor be taken, accepted or received directly or indirectly by the Standby Creditor in contravention of this Agreement, the Standby Creditor shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment by the Standby Creditor where necessary) for application against the Obligations and, until so delivered, the same shall be held in trust by the Standby Creditor for the sole benefit of the Lender. In the event of the failure of the Standby Creditor to make such endorsement or assignment the Lender is hereby irrevocably authorized to make the same.

    SECTION 9. Lender’s Duties. The rights granted to the Lender in this Agreement are solely for its protection and nothing herein contained imposes on the Lender any duties with respect to any property of the Borrower or Standby Creditor heretofore or hereafter received by the Lender beyond the reasonable care in the custody and preservation of such property while in the Lender’s possession.

    SECTION 10. No Commencement of Any Claim. Except as otherwise set forth in Section 27 of this Agreement, the Standby Creditor agrees that so long as the Borrower shall be prohibited from making and the Standby Creditor shall be prohibited from taking, accepting or receiving any payments or distributions of any kind and from whatever source on account of the Earnout Payment, the Standby Creditor will not take, sue for, ask or demand from the Borrower payment of all or any of the Earnout Payment. In addition, subject to Section 27 of this Agreement, Standby Creditor shall not commence or join with any creditor other than the Lender in commencing, directly or indirectly, any Claim.

    SECTION 11. Agreements in Respect of Earnout Payment. (a) During the term of this Agreement, the Standby Creditor shall not, without the prior written consent of the Lender:

        (i)    Cancel or otherwise discharge any of the Earnout Payment or subordinate any of the Earnout Payment to any indebtedness of the Borrower other than the Obligations; or

        (ii)    Sell, assign, pledge, encumber or otherwise dispose of any of the Earnout Payment; or

        (iii)    Permit the terms of the Earnout Payment to be increased, modified, amended or supplemented.

    (b)    The Standby Creditor shall promptly notify the Lender in writing of the occurrence of any default or event of default with respect to the Earnout Payment.
Subordination and Standby Agreement

    SECTION 12. Subordination Absolute. The Lender’s right to enforce each and every provision hereunder, and the obligations of the Borrower and Standby Creditor arising under this Agreement are absolute and shall not be affected by any subsequent modification, extension, amendment or release of any of the Obligations or any discharge of any other party liable for the Obligations, or any release, exchange or substitution of any collateral securing the Obligations from time to time.

    SECTION 13. Obligations Hereunder Not Impaired. All rights and interests of the Lender hereunder and all agreements and obligations of the Standby Creditor and the Borrower under this Agreement shall remain in full force and effect irrespective of:

    (i)    any lack of validity or enforceability of any of the Obligations, or any other agreement or instrument relating thereto; or

    (ii)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to or departure therefrom including, without limitation, any increase in the Obligations resulting from the extension of additional credit to, or for the account or request of, the Borrower; or

    (iii)    any amendment or restatement of the Loan Documents including the taking of additional credit support, the pledge of additional Collateral or the extension of any payment or maturity date; or

    (iv)    any taking, exchange, release or non-perfection of any security interest in or Lien upon, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

    (v)    any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrower; or

    (vi)    any change, restructuring or termination of the corporate structure or existence of the Borrower; or

    (vii)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a subordinated creditor.

    SECTION 14. Lender Appointed Attorney-in-Fact. The Standby Creditor hereby irrevocably appoints the Lender as the Standby Creditor’s attorney-in-fact, effective from the Standby Violation Date, with full authority in the place and stead of the Standby Creditor and in the name of the Standby Creditor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which may be necessary or reasonably advisable to accomplish the purposes of this Agreement. Without limiting the generality of any of the foregoing, effective from the Standby Violation Date, the Lender may without notice to the Standby Creditor or any of its representatives, successors or assigns, perform any of the following acts, at the option of the Lender, at any meeting of creditors of the Borrower or in connection with any case or proceeding, whether voluntary or involuntary, for the distribution, division or application of the assets of the Borrower or the proceeds thereof, regardless of whether such case or proceeding is for the liquidation, dissolution, winding up of affairs, reorganization or arrangement of the Borrower, or for the composition of the creditors of the Borrower, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of creditors of the Borrower or otherwise:

Subordination and Standby Agreement

    (a)    To enforce claims comprising the Earnout Payment, either in its own name or in the name of the Standby Creditor, by proof of debt, proof of claim, suit or otherwise;

    (b)    To collect any assets of any Borrower distributed, divided or applied by way of division or payment, or any securities issued, on account of the Earnout Payment and to apply the same, or the proceeds of any realization upon the same that the Lender in its discretion elects to effect, to the amounts due with respect to the Earnout Payment until all such amounts (including, without limitation, all interest accruing thereon after commencement of any bankruptcy action) have been paid in full, rendering any surplus to the Standby Creditor if and to the extent permitted by law;

    (c)    To vote claims comprising the Earnout Payment to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

    (d)    To take generally any action in connection with any such meeting, case or proceeding that the Standby Creditor would be authorized to take but for this Agreement.

    In the event that Lender exercises its rights under this Section 14 after the Standby Violation Date, in no event shall the Lender be liable to the Standby Creditor for any failure to prove the Earnout Payment, to exercise any right with respect thereto or to collect any sums payable.

    SECTION 15. [Reserved].

    SECTION 16. Subordination Legend; Further Assurances. The Borrower and Standby Creditor each agree to execute and deliver to the Lender such further instruments, documents and agreements and agree to take such further action as the Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement. The Standby Creditor and the Borrower will each mark its respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.

    SECTION 17. Amendments, Etc. This Agreement contains the full, complete, and integrated statement of each and every term and provision agreed to by and among the parties with respect to the subordination of the Earnout Payment, and supersedes any prior writings or agreements (written or oral) between or among the parties with respect to the subordination of the Earnout Payment, which prior agreements may no longer be relied upon for any purpose. This Agreement shall not be orally modified in any respect and can be modified only by the written agreement of the Parties supported by acknowledged written consideration. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or Standby Creditor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 18. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

    SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed or delivered, if to the Borrower at its address set forth above, or if to the Standby Creditor, mailed or addressed to him/her at the address set forth in the preamble of this Agreement, and if to the Lender, at its address at 1741 Tiburon Drive, Wilmington, North Carolina 28403, Attention: Loan Operations, or, as to each party, at such
Subordination and Standby Agreement

other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when deposited in the mails or delivered to a reputable overnight delivery service, addressed as aforesaid.

    SECTION 20. Expenses. The Borrower agrees to pay the Lender on demand all costs and expenses of every kind, including attorney’s fees, that the Lender may reasonably incur in enforcing any of its rights under this Agreement.

    SECTION 21. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of the parties and their respective successors and assigns.

    SECTION 22. Continuing Agreement. This is a continuing Agreement and shall remain in full force and effect and be binding upon the Borrower and Standby Creditor until payment in full of the Obligations.

    SECTION 23. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina. The parties hereto irrevocably submit to the nonexclusive jurisdiction of any Federal or State court sitting in New Hanover County over any suit, action or proceeding arising out of this Agreement.

    SECTION 24. Waiver of Jury Trial and Notice of Acceptance. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Earnout Payment. Standby Creditor hereby waives any and all notice of acceptance of this Agreement.

    SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts each of which will be an original with the same effect as if the signatures were on the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (such as a “pdf” file) will be effective as delivery of a manually executed counterpart of the Agreement.

    SECTION 26. Joint and Several. If this Agreement is executed by two or more persons, each such person shall be jointly and severally liable for the performance of the obligations hereunder.

    SECTION 27. Standby Creditor Claims. Notwithstanding any provision of this Agreement to the contrary, upon the expiration of the Standby Period and provided the representations and warranties in Section 2 remain true and correct, Standby Creditor may make a Claim against Borrower and take all other actions of a subordinate secured creditor with respect to Borrower’s default in connection with the Earnout Payment provided Lender is promptly served with notice of same. If, at any time during the pendency of Standby Creditor’s Claim, Lender has a Claim against any Borrower with respect to the Obligations, Standby Creditor’s Claim (and any other actions taken by Standby Creditor) shall be deemed to be subject and subordinate to Lender’s Claim in all respects. In addition, the subordination of Standby Creditor’s security interests and Claims to those of Lender pursuant to Section 6 above shall remain in full force and effect at all times. If Lender has made a Claim against any Borrower, Standby Creditor shall not accept, and Borrower (or any party on behalf of Borrower) shall not pay any portion of the principal sum or any other amount owed to Standby Creditor with respect to the Earnout Payment (including Permitted Payments) until the Obligations have been indefeasibly paid in full.

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Subordination and Standby Agreement

Subordination and Standby Agreement

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

    LENDER:

    LIVE OAK BANKING COMPANY,
    a North Carolina banking company

    By: /s/ Josef Rogers_______________
    Name: Josef Rogers
    Title: Senior Loan Closing Specialist

    BORROWER:

    CASTELLUM, INC.,
    a Nevada corporation

    By: /s/ Mark Fuller__________________
    Name: Mark Fuller
    Title: Chief Executive Officer

    SPECIALTY SYSTEMS, INC.,
    a New Jersey corporation

    By: /s/ Mark Fuller__________________
    Name: Mark Fuller
    Title: Chairman of the Board

    CORVUS CONSULTING, LLC
    dba CORVUS DEFENSE CONSULTING LLC,
    a Delaware limited liability company

    By: /s/ Mark Fuller__________________
    Name: Mark Fuller
    Title: Chairman of the Board

    MAINNERVE FEDERAL SERVICES, INC.,
    a Delaware corporation

    By: /s/ Mark Fuller _________________
    Name: Mark Fuller
    Title: Chairman of the Board

    GLOBAL TECHNOLOGY AND
    MANAGEMENT RESOURCES, INC.
    a Maryland corporation

    By: /s/ Mark Fuller___________________
    Name: Mark Fuller
    Title: Chairman of the Board
Subordination and Standby Agreement
Signature Page

    STANDBY CREDITOR:

/s/ Emil Kaunitz____________________
Emil Kaunitz

/s/ William Cabey________________
William Cabey
Subordination and Standby Agreement
Signature Page Continued

EXHIBIT A

[See attached letter agreement]

Subordination and Standby Agreement
Exhibit A